Exhibit 21

Subsidiaries of First Federal Bancshares of Arkansas, Inc.

Subsidiaries	Jurisdiction in which Organized	Percentage of Voting Securities Owned Directly or Indirectly By Parent

First Federal Bank	Arkansas	100%